                                                                     Exhibit 3.2

--------------------------------------------------------------------------------
                          CLOSING STATEMENT INFORMATION
--------------------------------------------------------------------------------

Property Name:            Walker Springs Shopping Plaza

Seller: First Capital Income Properties, LTD. Series VIII, a Florida limited partnership

Purchaser:                Walker Springs GDS, LLC, a South Carolina limited
                          liability company

Proration Date:           3/14/2002

Proration as of:          11:59 PM, Thursday, MARCH 14, 2002

Closing Date:             3/15/2002

Closing as of:            FRIDAY, MARCH 15, 2002

Tax Begin Date:           1/1/2002

Tax End Date:             12/31/2002

Month Begin Date          3/1/2002

Month End Date            3/31/2002

                                CLOSING STATEMENT
                                   FOR SALE OF
                          Walker Springs Shopping Plaza

--------------------------------------------------------------------------------

SELLER: First Capital Income Properties, LTD. Series VIII, a Florida limited partnership

PURCHASER:              Walker Springs GDS, LLC, a South Carolina limited
                        liability company

PRORATION DATE:         11:59 PM, Thursday, MARCH 14, 2002

CLOSING (FUNDING) DATE: FRIDAY, MARCH 15, 2002

--------------------------------------------------------------------------------

                                                CREDIT         CREDIT
                                               PURCHASER       SELLER
                                               ------------    -----------
PURCHASE PRICE                                                6,210,000.00

EARNEST MONEY                                    100,000.00

PRO-RATE REAL ESTATE TAXES [See Schedule A]       31,316.01

PRO-RATE MARCH 2002 RENT  [See Schedule B]        29,721.62

SECURITY DEPOSITS [See Schedule C]                24,828.63

RUSH FITNESS CENTER CONSTRUCTION ALLOWANCE        80,000.00

     SUBTOTALS                                   265,866.26   6,210,000.00

BALANCE DUE TO SELLER                          5,944,133.74
                                               ------------   ------------
     TOTAL CREDITS                             6,210,000.00   6,210,000.00
                                               ============   ============

APPROVED:  SELLER                              APPROVED: PURCHASER

First Capital Income Properties, LTD.          Walker Springs GDS, LLC, a
Series VIII, a Florida limited partnership     South Carolina limited liability
                                               company

By:  First Capital Financial, L.L.C., a
     Florida Limited Liability Company,
     its General Partner

     By:   /s/ George Toures                    By: /s/ John Gallaher
          --------------------------------          ----------------------------
       Name: George C. Toures                   Name: John Gallaher
       Its:  Agent & Atty.                      Title:

       Notes:

       (1) Percentage Rent due under CVS lease during year of closing shall be prorated after closing pursuant to Section 4.C. (i) (b) of the Purchase and Sale Agreement.

       (2) Utilities to be read on 3/14/02 and Seller to pay final bill

                          Walker Springs Shopping Plaza

                           SOURCES AND USES STATEMENT

----------------------------------------------------------------------------------------------------------------------------------

                                                            PURCHASER'S SOURCES AND USES:
                                                            ----------------------------

BALANCE OF CASH TO BE FUNDED BY PURCHASER                                         5,944,133.74
                                                                                  ------------

ADDITIONAL CASH OUTLAYS BY PURCHASER

              Title Endorsements                              750.00
              Loan Policy                                     100.00
              Transfer Tax ($3.70/$1000)                   22,979.00
              1/2 Escrow Fees                                 500.00
              Additional Loan Premium                       2,290.00
              Mortgage Tax                                  7,932.70
              Loan Document Recording Fee                     250.00
              Legal Fees                                   40,850.00

       PURCHASER'S CLOSING COSTS                                                     75,651.70
                                                                                  ------------

       PROCEEDS OF LOAN                                                          (6,335,000.00)


                                                                                  ------------
TOTAL CASH OUTLAY BY PURCHASER                                                     (315,214.56)
                                                                                  ============


----------------------------------------------------------------------------------------------------------------------------------

                                                            SELLER'S SOURCES AND USES:
                                                            -------------------------

EARNEST MONEY                                                                       100,000.00
CASH AMOUNT DUE TO SELLER                                                         5,944,133.74
                                                                                  ------------
TOTAL SELLER'S  SOURCES                                                           6,044,133.74


ITEMS PAYABLE FROM SELLER'S PROCEEDS AT CLOSING:

              Base Title Policy                             6,210.00
              Survey Costs                                  5,000.00
              1/2 Escrow Fees                                 500.00
              Search and Exam Fee                           1,500.00
              Recording Fees                                   50.00

                                                                                  ------------
       SELLER'S CLOSING COSTS                                                        13,260.00

BROKER COMMISSION PAYABLE TO TRAMMELL CROW                                          186,300.00

                                                                                  ------------
       TOTAL CASH OUTLAY BY SELLER                                                  199,560.00

                                                                                  ------------
BALANCE TO SELLER                                                                 5,844,573.74
                                                                                  ============


                                   SCHEDULE A
--------------------------------------------------------------------------------

             Walker Springs Shopping Plaza
             PRO-RATE 2002 (PAYABLE 2002)  PROPERTY TAXES
             PRORATION MADE AS OF:            11:59 PM, Thursday, MARCH 14, 2002

--------------------------------------------------------------------------------

                                                                                  -------------------------------
                                                                                    ACTUAL             PROJECTED
             PROJECTED INSTALLMENTS FOR FISCAL PERIOD 1/1//02-12/31/02               2001                2002
                                                                                  -------------------------------
                          120IA-01201              City Taxes                          73,904.90       73,904.90
                          120IA-01201              County Taxes                        82,675.17       82,675.17

                                                                                  ------------------------------
             TOTAL REAL ESTATE TAXES:                                                          -      156,580.07
                                                                                  ------------------------------

             TOTAL TAXES FOR FISCAL YEAR 2001                                                         156,580.07

             SELLER'S PRORATA SHARE OF 2002 TAXES                    73/385                               20.000%

                                                                                                 ---------------
             SELLER'S SHARE OF 2002 TAXES                                                              31,316.01
                                                                                                 ---------------

             LESS:  ACTUAL PAYMENTS MADE BY SELLER                                                             -

                                                                                  ------------------------------
             CREDIT DUE PURCHASER FOR 2002 TAXES                            (1)                        31,316.01
                                                                                  ==============================


      NOTES:
      -----


         [1] REAL ESTATE TAXES ARE SUBJECT TO REPRORATIONS UNDER SECTION 4.C.ii OF THE REAL ESTATE SALE AGREEMENT

                                   SCHEDULE B
================================================================================

                                                                                 Days in month                              31.00

                                                                                 Days for purchaser                         17.00

Walker Springs Shopping Plaza                                                    Days for Seller                            14.00
==================================================================================================================================
                                                 Mar-02        Mar-02        Mar-02         Mar-02        Mar-02     Proration Due

                                               Gross Rents    CAM Rents     Tax Rents      Payments     Outstanding      Buyer

             Tenant Name              Unit       Monthly       Monthly       Monthly       Received     Gross Rents     54.839%
==================================================================================================================================
        Barnhill                      1220      $ 9,610.00    $  728.00     $   941.00    $11,279.00     $     0.00    $ 6,185.26
        CVS                           1100      $ 3,420.53    $    0.00     $     0.00    $ 3,420.53     $     0.00    $ 1,875.77
        Kingsford Pike                1500      $10,125.00    $1,665.00     $ 1,710.00    $     0.00     $13,500.00    $     0.00
        Kroger                        1200      $10,261.86    $2,226.00     $ 3,324.00    $15,811.86     $     0.00    $ 8,671.02
        Party City                    1202      $11,969.17    $1,019.02     $ 1,048.59    $14,036.78     $     0.00    $ 7,697.59
        Rush Fitness                  1300      $     0.00    $3,607.50     $ 3,705.00    $ 7,312.50     $     0.00    $ 4,010.08
        Smoothie King                 1002      $ 1,410.50    $  120.44     $   123.69    $ 1,654.63     $     0.00    $   907.38
        Lamar Corporation (Billboard)           $   682.95    $    0.00     $     0.00    $   682.95     $     0.00    $   374.52
                                              ------------------------------------------------------------------------------------
                                                $47,480.01    $9,365.96     $10,852.28    $54,198.25     $13,500.00    $29,721.62
                                              ====================================================================================

      NOTES:

      Pursuant to section 4.D.(ii) of the Purchase and Sale Agreement, Purchaser shall promptly remit Seller's share of March uncollected rent to Seller upon collection so long as such payment does not create a deficiency in the then current rent.

      Kingsford Pike Antiques Rent is not due to Landlord until the 15th of each month. When collected by either Purchaser or Seller, Purchaser's or Seller's share of such March rent will be remitted to Purchaser or Seller accordingly.

                                   SCHEDULE C
--------------------------------------------------------------------------------



Walker Springs Shopping Plaza
SECURITY DEPOSIT CREDIT
PRORATION MADE AS OF:                         11:59 PM, Thursday, MARCH 14, 2002

--------------------------------------------------------------------------------

                                SECURITY DEPOSITS

      TENANT NAME                 UNIT NO.
      -----------                 --------
      Barnhill                         1220                $     0.00
      CVS                              1100                $     0.00
      Kingsford Pike                   1500                $13,500.00
      Kroger                           1200                $     0.00
      Party City                       1202                $ 9,674.00
      Rush Fitness                     1300                $     0.00
      Smoothie King                    1002                $ 1,654.63
                                                           ----------
                                                           $24,828.63
                                                           ==========